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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |_|       Filed by a Party other than the Registrant |X|

Check the appropriate box:

|_|   Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|_|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|X|   Soliciting Material Pursuant to ss.240.14a-12

                     JARDINE FLEMING CHINA REGION FUND, INC.
                (Name of Registrant as Specified In Its Charter)

                 MILLENCO, L.P. (Please see attached Exhibit A*)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)    Title of each class of securities to which transaction applies:

Common stock

      2)    Aggregate number of securities to which transaction applies:

N/A

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

N/A


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      4)    Proposed maximum aggregate value of transaction:

N/A

      5)    Total fee paid:

N/A


|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

N/A

      2)    Form, Schedule or Registration Statement No.:

N/A

      3)    Filing Party:

Millenco, L.P.

      4)    Date Filed:

November 11, 2002


*Please see attached Item 4 of Schedule 13D, Amendment No. 4, attached hereto as Exhibit A, which was filed by the Filing Party on November 11, 2002.

                                                                       EXHIBIT A


Item 4 of Amendment No. 4 to Schedule 13D
Filed by MillenCo, L.P. on November 11, 2002

ITEM 4. PURPOSE OF TRANSACTION.

      The shares of the Common Stock owned by Millenco and reported hereby were purchased for investment. The Company's stock trades at a significant discount to its stated net asset value. Millenco's investment objective is an increase in the share price and the realization of the Company's full value. Consistent with its investment objective, Millenco has proposed to the Company's directors steps which may be taken to substantially reduce or eliminate the discount. These steps include among others, changing the capital structure of the fund, merging the fund with another fund/company, or open-ending of the fund. Millenco intends to continue to communicate with the current directors of the Company in an effort to achieve some or all of these goals, but reserves the right to pursue the means to its investment objectives independently. As an example, Millennium currently intends to submit a shareholder proposal to the Company to be considered at the next Annual Meeting.

      On November 11, 2002, Millenco filed a Schedule 14A with the Securities and Exchange Commission pursuant to SEC Rule 14a-12. Millenco has announced its intention to nominate candidates for the board of directors of the Company if and when elections are held. Millenco's current intention would be to nominate candidates and solicit proxies in favor of their election. Millenco's intentions are based upon current circumstances, and are subject to change at any time.

      Other than as set forth above, none of Millenco, nor Management or Englander, has any present plans or proposals which relate to, or could result in, any of the matters referred to in paragraphs (a) through (j), inclusive, of
Item 4 of Schedule 13D (although it reserves the right to develop any such plans or proposals). Millenco may, at any time and from time to time, review or reconsider its position and formulate plans or proposals with respect thereto, but has no present intention of doing so.